                                                                    Exhibit 10.2

                                   CAMTEK LTD.
                           INCENTIVE STOCK OPTION PLAN


1.     DEFINITIONS

       As used herein the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates to the contrary.

       (A)    the "COMPANY" - Camtek Ltd.

       (B)    "BOARD" - the Board of Directors of the Company.

       (C) "SHARE(S)" - Ordinary Shares of the Company, each with a par value of NIS 0.01.

       (D) "OPTION(S)" - an Option or Options granted within the framework of this Plan each of which imparts the right to purchase one Share per Option.

       (E) "GRANTEE" - an employee of the Company to whom Options are granted or to whom the Company decides to grant Options.

       (F) "PLAN" - the Company's Employee Share Option Plan as provided hereunder, and as may be amended from time to time by the Board, as set forth hereinbelow.

       (G) "OPTION AGREEMENT" - the Agreement to be executed between the Company and the Grantee under which Option(s) are to be granted.

       (H) "VESTED OPTION(S)" - that portion of the Options which the Grantee is entitled to exercise in accordance with the provisions of
              Section 8.2 of the Plan or the provisions of the Option Agreement executed with such Grantee.

       (I) the "EXERCISE PERIOD" - the period during which the Vested Options may be exercised, as provided in Section 8.3 of the Plan.

       (J) "EXERCISE PRICE" - the price which the Grantee must pay to exercise each Option.

       (K) "EXERCISED SHARES" - the Shares issued upon the exercise of the Options.

       (L) the "TRUSTEE" - the custodian appointed by the Company for the purposes of this Plan.

       (M)    "INCENTIVE STOCK OPTION(S)" - as defined in Section 7 hereto.

       (N)    "INCENTIVE STOCK OPTION GRANTEE" - as defined in Section 7 hereto.

       2.     THE PLAN

       2.1 PURPOSE - The purpose and intent of the Plan is to grant to selected employees of the Company and of the Company's subsidiaries, an opportunity to purchase Shares of the Company by way of granted Options and to provide an additional incentive to such employees to remain in the employ of the Company and the Company's subsidiaries, to encourage the sense of proprietorship of such employees, and to stimulate the active interest of such employees in the success of the Company and the Company's subsidiaries.

       2.2 EFFECTIVE DATE - The Board has resolved to adopt and authorize the Plan and has resolved that it shall enter into effect commencing 1.9.97.

       2.3 SUNSET DATE - The Plan shall be valid and in effect for a period of ten (10) years and shall expire on 31.8.2007.

3.     ADMINISTRATION

       3.1 The Plan shall be administered by the Board or by a committee appointed by the Board.

       3.2 The Board shall have sole and full discretion and sole authority to administer the Plan and all actions related thereto, including to perform any and all of the following from time to time and at any time:

              3.2.1 to determine the Company's and the Company's subsidiaries' employees in favor of whom the Options shall be granted, the number of Options to be granted in favor of each employee, the Exercise Price thereof, and the conditions under which such Options may be exercised;

              3.2.2  to interpret the Plan;

              3.2.3  to determine the terms of the Option Agreements;

              3.2.4 to perform any action required or advisable for the administration of the Plan;

              3.2.5 to prescribe, amend, modify (including by adding new terms and rules), and to rescind and terminate the Plan or any of its terms.

       3.3 Any amendment or modification of the Plan, if any, shall be applicable to the relationship between the Grantee and the Company, including under the Option Agreements and the amendment or modification shall be deemed to have been included in the Plan and the Option Agreements, ab initio, unless the amendment or modification adversely affects the rights of a Grantee under the Vested Options.

4.     ELIGIBILITY

              In determining the employees in favor of whom Options are to be granted, the number of Options to be granted and the terms of the Options, the Board may take into account the nature of the services rendered by the respective employee, his present and future potential and contribution to the Company's success, and any other data the Board may deem relevant.

5.     RESERVED SHARES

       The total number of Options to be granted to the Grantees pursuant to the Plan shall be determined from time to time by the Board.

       The Company shall at all times reserve such number of authorized but unissued Shares which equals the number of Shares to which all of the then outstanding Options may be converted upon exercise.

6.     GRANT OF OPTIONS AND ISSUANCE OF SHARES IN TRUST

       6.1 The Options shall be granted in favor of the Grantee for no consideration.

       6.2 The Options and the Grantee's rights thereunder shall be subject to the execution of an Option Agreement between the Company and the Grantee, which Option Agreement shall set forth the terms and conditions of the Options, as determined by the Company, including without limitation, the number of Options granted thereunder, the terms of exercise thereof (including the Exercise Price) and any other term the Board may deem necessary.

       6.3 In addition, the Options shall be subject to the execution of all the documents necessary in order to comply with all applicable tax laws (hereinafter: the "TAX LAWS"), and all other documents required by the Company, (the Option Agreement and said documents shall be hereinafter referred to as: the "DOCUMENTS").

       6.4 The Company shall provide the Grantee with the Documents for signature after the Board adopts a resolution to grant Options in favor of such Grantee, and the Company shall sign such Documents after they have been duly signed and returned by such Grantee.

              It is hereby clarified that the execution of the said Documents by the Grantee does not exempt the Grantee from signing any other document as may be required by the Company at a later stage.

       6.5 During the Restricted Period (as defined below) and until the underlying Shares are released (as provided below), the Options granted hereunder shall be held by the Trustee and the Exercised Shares shall be issued to the Trustee, and both shall be registered in the name of the Trustee, who shall hold the Options and/or the Exercised Shares in trust for an aggregate period of at least two (2) years commencing from the date the Option documentation is deposited with the Trustee (hereinafter: the "RESTRICTED PERIOD"), and then continuing until such time as they are released, as hereinafter provided.

7.     AWARD OF INCENTIVE STOCK OPTIONS

       The Board may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as amended) ("Incentive Stock Options") to purchase for cash the number of Shares allotted by the Board. The maximum number of Shares that may be issued under this Section 7 is 50,000. The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

       Without derogating from anything to the contrary contained herein, it is hereby clarified that a resolution of the Board with the following effect shall require shareholder approval: (I) increasing the maximum number of Shares that may be issued under this Section 7; (II) extending the period during which an Incentive Stock Option may be granted or exercised; (III) extending the term of this Incentive Stock Option Plan; or (IV) changing the class of employees who are eligible to participate in this Incentive Stock Option Plan.

       7.1    INCENTIVE STOCK OPTION AGREEMENTS.

              The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "INCENTIVE STOCK OPTION GRANTEE"), stating the number of Incentive Stock Options to be granted and the other terms referred to in Section 6.2 of the Plan, and in such form as the Board may from time to time determine.

       7.2    INCENTIVE STOCK OPTION PRICE.

              The exercise price of the Incentive Stock Options shall be 100% of the fair market value of a share of Shares on the date the Incentive Stock Option is granted. For as long as the Company's shares are traded on Nasdaq, said fair market value shall be as determined by the closing value of the Shares listed on Nasdaq at the closing of the last previous day of trading.

       7.3    MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.

              The aggregate value of Shares vesting in any calendar year to the benefit of any one Grantee pursuant to an Incentive Stock Option, shall not exceed US $100,000, such value measured by the fair market value of such shares on the date of grant of the Option pursuant to Section 7.2 above.

       7.4    APPLICABILITY OF STOCK OPTIONS SECTIONS.

              All Sections of this Plan shall apply equally to Incentive Stock Options, mutatis mutandis, to the extent not inconsistent with the express provisions of this Section 7. Said sections are incorporated by reference in this Section 7 as though fully set forth herein.

8.     TERMS OF OPTIONS

       8.1 Except as otherwise provided, the amount of Options and the Exercise Price for each Grantee shall be determined by the Board and shall be specified in the Option Agreement; provided however, that in no event shall the Exercise Price of (a) any Option be less than the par value price of the Shares; and of (b) any Incentive Stock Option be less than the fair market value of the Shares on the date of the grant of the Options, as set forth in
              Section 7.2 above.

       8.2 Unless otherwise determined by the Board with respect to any specific Grantee, the right of a Grantee to exercise the Options granted in such Grantee's favor during the Exercise Period shall be vested with such Grantee as follows:

              (a) If the Grantee remains in the employ of the Company or its subsidiaries for a period of not less than 2 years from the date of the resolution of the Board regarding the issuance of the Options to the Grantee (hereinafter: the "Date of the Grant") - the Grantee shall be entitled to exercise 50% of all the Options granted in such Grantee's favor.

              (b) If the Grantee remains in the employ of the Company or its subsidiaries for a period of not less than 3 years from the Date of Grant - the Grantee shall be entitled to exercise 75% of all the Options granted in such Grantee's favor.

              (c) If the Grantee remains in the employ of the Company or its subsidiaries for a period of not less than 4 years from the Date of Grant - the Grantee shall be entitled to exercise 100% of all the Options granted in such Grantee's favor.

              In the event that the employment of the Grantee is terminated for any reason (including due to death or disability), all of the Options granted in his favor which are not yet Vested Options shall immediately expire and terminate, shall become null and void and shall not entitle the Grantee to any right in or to the Company.

       8.3    EXERCISE PERIOD

              8.3.1 Each Vested Option shall remain exercisable until the lapse of two years following the later of : (I) the vesting date of such Options, or (II) the date of the initial public offering of the Company's shares on Nasdaq. '

              8.3.2 Notwithstanding the abovesaid, a Grantee shall also be entitled to exercise the Vested Options immediately prior to the closing of a transaction, the nature of which is the sale of all of the shares of the Company by the shareholders, upon receipt of the Company's notice specifying such date. It is hereby clarified that in any event, upon the closing of such a transaction, the non-Vested Options shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company. In the event the Grantee does not exercise all of the Vested Options on the date specified by the Company, the remaining Vested Options shall expire and terminate and become null and void on the closing date of the abovementioned transaction and shall not entitle the Grantee to any right in or toward the Company.

       8.4 Vested Options may be exercised at one time or from time to time during the Exercise Period, but only by the Trustee, after the Trustee shall have received written instructions from the Grantee, accompanied by the full payment of the Exercise Price for the Vested Options then being exercised, by personal check or cashier's check payable to the order of the Company (the written instructions accompanied by the full payment shall be referred to hereinafter as: the "EXERCISE NOTICE"). The Trustee shall exercise such Vested Options with respect to which the Exercise Notice was given, by giving the Company, at its principal office, written notice of intent to exercise such Vested Options, accompanied by the Exercise Notice; provided however, that in case payment is made by personal check (and not by cashier's check), the Options shall not be considered as exercised, and the Company shall not issue the Exercised Shares in respect thereof, until the personal check shall have been fully honored by the bank on which it was drawn.

       8.5 The Exercised Shares shall be issued in the name of the Trustee who shall hold same until their release as hereinafter provided.

       8.6 A Grantee whose employment with the Company was terminated for any reason (including death or disability) shall be entitled only to the Shares which were previously exercised and the Vested Options, and the remaining Options (i.e. non-Vested) shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company.

9.     TRANSFERABILITY

       9.1 The Options and all rights related thereto shall not be assignable, transferable, subjected to an attachment, lien or encumbrance of any kind.

       9.2 Notwithstanding the abovesaid, the Vested Options shall be transferable by will or intestacy, provided that the Company receives written notice thereof, accompanied by a certified copy of the Will or Intestacy Order and/or other evidence deemed acceptable by the Board, and accompanied by the transferee(s) written consent to the provisions and rules of the Tax Laws, the Plan, and the Option Agreement.

       9.3 Following the exercise of the Vested Options, the Exercised Shares shall be transferable after the Restricted Period, subject to all applicable securities regulations and lock-up provisions. Further, to the extent that applicable law provides for concurrent payment of taxes by the transferor upon transfer, the Exercised Shares shall only be transferable once payment of all taxes required to be paid in connection with a sale or transfer of Exercised Shares shall have been made to the tax assessor, confirmation of same shall have been received by the Trustee or the Company, and the conditions set forth in Section 9 hereunder shall have been fulfilled.

       9.4 "'Without derogating from the abovesaid, in the event the shareholders of the Company (not including shareholders who purchased shares under an employee share option plan) (hereinafter: the "SELLING SHAREHOLDERS") intend to sell all of their shares in the Company, and to the effect that the Grantee was asked to do so by the majority of the Selling Shareholders (which majority shall be determined according to the pro rata share of each Selling Shareholder of the issued share capital of the Company), the Grantee shall be obligated to join the sale and sell his Shares, under the same conditions as the Selling Shareholders are selling their shares, and if requested by the purchasers of such sale, at the purchaser's sole discretion, the Grantee shall sell to the purchasers the Vested Options, under the same terms, as if the Grantee had exercised same immediately prior to the sale.

10.    RELEASE

       upon the lapse of the Restricted Period, the Trustee may, pursuant to the written request of the Grantee, release and transfer the Exercised Shares to the Grantee, or to any third party to whom the Grantee wishes to sell the Exercised Shares, as indicated in the Grantee's written notice, provided however that all the following conditions will have been fulfilled prior to such transfer: (I) payment to the tax assessor of all taxes required to be paid upon the release and transfer of the Exercised Shares and confirmation of same received by the Trustee; and (II) receipt by the Trustee of written confirmation issued by the Company to the Trustee stating that all requirements for said release and transfer have been fulfilled according to the terms of the Articles, the Tax Laws, the Plan and the Option Agreement. The date on which the Exercised Shares shall be released and transferred to the Grantee shall hereinafter be referred to as the "DATE OF RELEASE".

11.    TERMINATION

       11.1 Notwithstanding anything to the contrary herein, any Option granted in favor of a Grantee not exercised by such Grantee within the Exercise Period and in strict accordance with the terms of the Plan and the Option Agreement, shall, upon the lapse of the Exercise Period, immediately expire and terminate, become null and void, and shall not entitle the Grantee to any right in, or toward the Company in connection with same, and all interests and rights of the Grantee, in and to same, shall expire.

       11.2 Notwithstanding anything to the contrary herein, upon the issuance of a court order declaring the bankruptcy of a Grantee, or the appointment of a receiver or a provisional receiver for a Grantee, or over his assets, or any part thereof, or upon making a general assignment for the benefit of his creditors, any Option issued and registered in favor of such Grantee which was not yet exercised by the Grantee shall immediately expire and terminate, become null and void and shall not entitle the Grantee, his receiver, successors, creditors or assignees, to any right in, or toward the Company in connection with same, and all interests and rights of the Grantee, his receiver, successors, creditors or assignees, in and to same, if any, shall expire.

12.    RIGHTS AS SHAREHOLDER

       12.1 It is hereby clarified that a Grantee shall not, by virtue of the Plan, the Option Agreement or any Option granted in favor of him thereunder, have any of the rights of a shareholder with respect to any Shares represented by the Options, until the Options have been exercised.

              Furthermore, except for the right to receive dividends as provided in Section 13.1 hereinafter, the Grantee shall not have any rights by virtue of the Exercised Shares until same shall have been transferred to the Grantee by registering same in the Grantee's name, and only then shall the Grantee have the rights of a shareholder with respect to the shares so registered.

       12.2 For so long as the Exercised Shares are held by the Trustee, the Company shall consider only the Trustee as the owner of such shares for all purposes whatsoever (including without limitation, for the purpose of delivering notices); the Trustee, however, shall not exercise the voting rights conferred by such Exercised Shares in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares.

       12.3 The Grantee shall not have, and hereby waives the right to have, by virtue of the Exercised Shares, any pre-emptive rights to purchase, along with the other shareholders in the Company, a pro rata portion of any securities proposed to be offered by the Company prior to the offering thereof to any third party and any rights of first refusal to purchase any securities of the Company offered by the other shareholders of the Company.

13.    DIVIDENDS AND BONUS SHARES

       13.1 Cash dividends paid or distributed, if any, with respect to the Exercised Shares held by the Trustee, shall be remitted directly to the Grantee who is entitled to the Exercised Shares for which the dividends are being paid or distributed.

       13.2 All bonus shares to be issued by the Company, if any, with regard to the Exercised Shares, shall, if the Exercised Shares are registered to the Trustee, be registered in the name of the Trustee and, if the Exercised Shares are registered to the Grantee, be registered in the name of the Grantee. All provisions applying to the Exercised Shares, shall apply to the bonus shares, mutatis mutandis.

       13.3 The Trustee shall transfer the said bonus shares upon the transfer of the Exercised Shares with respect to which the bonus shares were issued.

14.    ADJUSTMENTS

       The number of Shares to which each outstanding Option is exercisable, shall be proportionately adjusted in the event of a reorganization of the share capital of the Company by a stock split, reverse stock split, combination or reclassification of the shares, as well as for a distribution of bonus shares. Such adjustment shall be made by the Board, whose determination in this matter shall be final and binding.

15.    RIGHTS TO CHANGES

       The Plan or the Option Agreement shall not affect, in any way, the rights, powers or freedoms of the Company or its shareholders to make or authorize: any sale, transfer or any change whatsoever in all or any part of the Company's assets, obligations or business, or any other business, commercial or corporate act or proceeding, whether of a similar character or otherwise; any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or business; any merger or consolidation of the Company; any issue of bonds, debentures, shares (including preferred or prior preference shares ahead of or affecting the existing shares of the Company including the shares into which the Options granted hereunder are exercisable or the Exercised Shares or the rights thereof, etc.); or the dissolution or liquidation of the Company; and none of the above acts or authorizations shall entitle the Grantee to any right or remedy, including, without limitation, a right of compensation for any dilution resulting from any issuance of any shares or of any other securities in the Company to any person or entity whatsoever.

16.    NO EMPLOYMENT OBLIGATIONS

       Nothing in the Plan, the Option Agreements or in any Option granted hereunder shall guarantee the Grantee's employment in the Company and no obligation of the Company as to the length of employment of the Grantee or as to any other term of employment shall be implied by same; the Company reserves the right to terminate the employment of any employee pursuant to such employee's terms of employment and any law.

17.    NO REPRESENTATION

       The Company does not and shall not, through this Plan or through any Option Agreement, make or be deemed to make any representation toward any Grantee with regard to the Company, its business, its value or with regard to the Company's shares in general, and the Exercised Shares in particular, their value or rights.

       The Grantee, upon entering the Option Agreement, represents and warrants toward the Company, that his consent to the grant of the Options issued in favor of him and their exercise (if so exercised), is, in no respect, made on the basis of any representation or warranty made by the Company or by any of its directors, officers, shareholders or employees, and is made based only upon his examination and expectations of the Company, on an "as is" basis. The Grantee waives any claim whatsoever of "non conformity" of any kind or any other cause of action or claim of any kind with respect to the Options and/or the Shares exercised thereupon.

18.    TAX CONSEQUENCES

       All tax consequences arising from the grant or exercise of any Option, the payment for or the transfer of the Exercised Shares to the Grantee, or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless from and against any and all liability for any such tax or interest or penalty.

       The Company and the Trustee may withhold from any payment to which the Grantee may be entitled to from the Company, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Options and/or the Exercised Shares under any law.

19.    SUBORDINATION

       It is clarified that the Grant of the Options hereunder is subject to the approval, if necessary, by the relevant tax authorities of the Plan and the Trustee, in accordance with the Tax Laws. It is also clarified that the Plan and the Option Agreement are subject to the provisions of the Tax

       Laws which accordingly shall be deemed an integral part of each, and which shall prevail over any term that is not consistent with the Tax Laws.